UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice of Availability of Proxy Materials for the Annual Stockholder Meeting of

To Be Held On:

May 7, 2020 at 9:00 a.m., Eastern time

at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut*

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/27/20.

Please visit https://materials.proxyvote.com/911363, where the following materials are available for view:

• Proxy Statement
• 2019 Annual Report to Stockholders

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)
E-MAIL: info@astfinancial.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

* As part of our precautions regarding the coronavirus, or COVID-19, we are planning for the possibility that our annual meeting may be held solely by means of remote communication.  If we take this step, we will announce the decision to do so in advance, and details on how to participate will be included in the announcement.

1. Election of Directors:

NOMINEES:
José B. Alvarez	2.	Ratification of Appointment of Public Accounting Firm

Marc A. Bruno	3.	Advisory Approval of Executive Compensation

Matthew J. Flannery	4.	Approval of Proposed Amendment to the Certificate of Incorporation Granting Stockholders the Right to Act by Written Consent
Bobby J. Griffin
	5.	Stockholder Proposal to Let Shareholders Vote on Bylaw Amendments
Kim Harris Jones

Terri L. Kelly

Michael J. Kneeland

Gracia C. Martore

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 AND “AGAINST” PROPOSAL 5.

Filippo Passerini

Donald C. Roof

Shiv Singh

Please note that you cannot use this notice to vote by mail.